UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 1, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



             STATE OF DELAWARE                  1-143           38-0572515
             -----------------                  -----           ----------
         (State or other jurisdiction of     (Commission     (I.R.S. Employer
         Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                  48265-3000
      -----------------------------------------                  ----------
      (Address of Principal Executive Offices)                   (Zip Code)




        Registrant's telephone number, including area code (313) 556-5000
                                                           --------------








================================================================================
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    (17 CFR 230.425)

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


ITEM 8.01.  OTHER EVENTS

On March 1, 2006, Fitch Ratings announced in a press release that it lowered its ratings on General Motors Corporation (GM). Their press release follows.


Fitch Lowers GM, Remains on Rating Watch Negative, GMAC Remains on Watch
Evolving
Ratings 01 Mar 2006 1:14 PM (EST)
--------------------------------------------------------------------------------
Fitch Ratings-Chicago-01 March 2006: Fitch Ratings has downgraded the Issuer Default Rating (IDR) of General Motors (GM) to 'B' from 'B+'. Fitch has also assigned an 'RR4' Recovery Rating (RR) to GM's senior unsecured debt, indicating average recovery prospects (30-50%) for this class of creditors in the event of a bankruptcy filing. GMAC's 'BB' rating remains on Rating Watch Evolving by Fitch pending further developments in GM's intent to sell a controlling interest in GMAC.

The downgrade of GM reflects lack of substantive progress on reducing GM's cash operating costs, which Fitch believes will result in negative cash flows persisting through 2007. It is becoming increasingly apparent that the UAW contract may not be re-opened until the official September 2007 date, limiting GM's ability to realize substantive cost reduction targets on a timely basis. When combined with revenue pressures, restructuring costs, a stressed supplier base, and projected financial support to resolve the Delphi situation, liquidity will continue to deteriorate from current healthy levels.

Fitch's expectation of continued operating losses, declining liquidity, and a financially stressed supplier base raises the risk that suppliers could begin to restrict trade credit to GM. Trade credit represents a critical component of GM's current liability structure. Fitch has not seen evidence of this to date. In addition, event risk associated with a potential labor strike at Delphi remains high, and a disruption in Delphi's supply of parts to GM would quickly shut down production at GM and drain liquidity. Risks associated with the restructuring of the U.S. auto supplier industry (which could result in supply disruptions or require financial support from GM) will continue for the intermediate term. Suppliers are also facing more limited access to capital. The inability to reduce costs rapidly in the supply chain highlights the need for GM to achieve fundamental reductions in other structural cost areas, cost factors that remain highly inflexible.

Fitch's analysis of a potential restructuring scenario provides a recovery value of approximately 40% for general senior unsecured creditors in the event of a bankruptcy. (Note: Fitch provides recovery values for rated securities of all corporate issuers that have IDR's of B+ or below. This exercise is not meant to be a predictive model of the course of events, but an analysis of a company's operating profile, assets and liabilities in the event that a restructuring becomes necessary.)

Recovery values were derived from an analysis and valuation of a restructured GM North American automotive operation, supplemented by asset values associated with GM's Asian operations, various shareholdings, and a retained 49% interest in GMAC. Fitch assumes that any cash, asset or equity values associated with GM's European and Latin American operations would be applied to service operating requirements and liabilities in those locations, providing no incremental recovery value for GM debtholders. In the event of a filing, Fitch projects that the vast majority of claims would be on a senior unsecured basis, encompassing existing debt, drawdowns under the company's existing credit facilities and substantial claims from trade creditors and other general liabilities. Fitch also projects that in a bankruptcy, GM would retain its pension plans due to high asset levels and concessions that the UAW would make to ensure the plans are not absorbed by the PBGC.

Recovery values in a bankruptcy would ultimately depend on the terms of a new labor contract between GM and the UAW, providing a high degree of uncertainty. In addition, the size and potential complexity of a bankruptcy would be complicated by the uncertainties surrounding the new, untested bankruptcy law. Fitch's recovery analysis can be found in a Special Report on General Motors Corp. found on the Fitch Ratings web site at 'www.fitchratings.com' that will be published today.

GM remains on Rating Watch Negative, with a primary focus on resolution of the Delphi situation. In order to avoid any supply disruption that could force wide production shutdowns at GM, further financial support from GM is regarded as a certainty. The extended nature of the negotiations speaks to the difficulty of the three-party discussions, and it is difficult to ascertain the level of progress. In any scenario, Fitch expects that GM will experience higher costs and a continuation of its competitive disadvantage in supplier costs, thereby hindering GM's ability to reverse margin erosion and stabilize cash flows.

The Rating Watch Negative status on GM also incorporates the risks that he sale of a controlling interest in GMAC is not completed on a timely basis. Fitch maintains its expectation that solid progress on the sale will occur through the end of the first quarter. Ratings on GM and GMAC would be reviewed at any time Fitch believed that the sale was not solidly on track.

GM has healthy liquidity of $20.5 billion in cash and s/t VEBA as of December 31, 2005, which is expected to be supplemented by proceeds of a controlling interest in GMAC. In addition, GM has approximately $15 billion in L/T VEBA, which is expected to be drawn down to finance permitted expenses. Fitch projects that liquidity requirements in a bankruptcy would be high, which could accelerate the timing of any bankruptcy filing if rapid stabilization of operating performance is not achieved.

Fitch has downgraded the following ratings:

General Motors Corp.
General Motors of Canada Ltd.
--Senior debt to 'B' from 'B+';
--Issuer Default Rating (IDR) to 'B' from 'B+'.

The following ratings remain on Rating Watch Evolving:

General Motors Acceptance Corp.
GMAC International Finance B.V.
GMAC Bank GmbH
General Motors Acceptance Corp. of Australia
General Motors Acceptance Corp. of Canada Ltd.
General Motors Acceptance Corp. (N.Z.) Ltd.
--Issuer Default Rating (IDR) 'BB';
--Senior debt 'BB';
--Short-term 'B'.

Residential Capital Corp.
--Issuer Default Rating (IDR) 'BBB-';
--Senior debt 'BBB-';
--Short-term 'F3'.

GMAC Bank
--Long-term deposits 'BBB';
--Issuer Default Rating (IDR) 'BBB-';
--Senior debt 'BBB-';
--Short-term deposits 'F3'.


                                      # # #

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)

Date:  March 2, 2006                 By:  /s/PETER R. BIBLE
                                     ---  -----------------
                                          (Peter R. Bible,
                                           Chief Accounting Officer)